AMENDMENT TO
  THE PURCHASE AND ASSUMPTION AGREEMENT


     This AMENDMENT, dated as of September 25,
1996 (this "Amendment"), between Arrow Financial
Corporation ("AFC"), Arrow Vermont Corporation
("AVC"), and Green Mountain Bank ("GMB") (collectively, the "Company"), and ALBANK, fsb ("ALBANK"),

               WITNESSETH:

     THAT WHEREAS, AFC, AVC, GMB and
ALBANK are parties to the Purchase and Assumption
Agreement, dated as of February 26, 1996 (the "Branch
Purchase Agreement");

     WHEREAS, Section 22(g) of the Branch Purchase
Agreement provides that no supplement or modification to the Branch Purchase Agreement shall be binding unless executed in writing by the Company and ALBANK; and

     WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Branch
Purchase Agreement;

     NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ALBANK hereby agree as follows:

     1.   Pursuant to Section 22(g) of the Branch
Purchase Agreement, each of the Company and ALBANK hereby agrees to modify the first sentence of Section 4(a)(ii) of the Branch Purchase Agreement to read as follows:

     On the Closing Date, GMB shall resign as trustee or custodian, as applicable, under the Transferable
     Custodial Accounts and appoint ALBANK as successor trustee or custodian, as applicable, thereunder, and ALBANK agrees to accept each such appointment and to assume all fiduciary obligations with respect thereto as of 12:01 a.m. on the Closing Date.

     2.   Pursuant to Section 22(g) of the Branch
Purchase Agreement, each of the Company and ALBANK hereby agrees to modify Section 5(b)(ii) of the Branch
Purchase Agreement to read as follows:

          (ii) On the Closing Date, or if the
     Closing Date is not a Business Day, on the first
     Business Day following the Closing Date, ALBANK shall transfer to an account of AVC or GMB, as AVC may designate, in accordance with wire transfer instructions provided to ALBANK an amount (the "Estimated Amount") equal to the sum of the Account Loan Amount, the Overdraft Lines of Credit Amount, the Other Loan Amount, the
     Personal Property Amount, the Real Property
     Amount, the Premium Amount, the Prepaid Expense
     Amount and the Cash on Hand Amount, in each case as estimated by ALBANK and the Company pursuant to Section 5(b)(i) above, the OREO
     Amount as set forth in Section 5(a)(i)(I) above, the Servicing Business Amount as set forth in Section
     5(a)(i)(J) above and the Late Fee Amount as set forth in Section 5(a)(i)(K) above, less the Deposit
     Liabilities Amount estimated by ALBANK and the Company pursuant to Section 5(b)(i) above, provided, however, that if the Estimated Amount as calculated in accordance with the preceding clauses of this Section 5(b)(ii) shall be a negative number, AVC or GMB shall transfer to an account of ALBANK, in accordance with wire transfer instructions provided by ALBANK, an amount equal to the Estimated Amount multiplied by negative one
        (-1.0) and provided further, that if the wire transfer of the Estimated Amount is made on a day after the Closing Date, the party making such transfer shall include interest on the Estimated
     Amount to be transferred at the Overnight
     (uncollateralized) Federal Funds Rate from the
     Closing Date to the date of payment.

     3.   Pursuant to Section 22(g) of the Branch
Purchase Agreement, each of the Company and ALBANK hereby agrees to modify the first sentence of Section 11 of the Branch Purchase Agreement to read as follows:

     The consummation of the transactions provided for herein (the "Closing") shall take place as of 12:01
     A.M. on a date (the "Closing Date") to be determined by agreement of the Company and ALBANK, provided that, unless the parties agree otherwise in writing, such date shall be not more than ten (10) days after the first date (the
     "Satisfaction Date") on which all required regulatory approvals of the transactions contemplated hereby have been received and all applicable waiting periods with respect thereto have expired.

     4.   Pursuant to Section 22(g) of the Branch
Purchase Agreement, each of the Company and ALBANK hereby agrees to supplement the Branch Purchase
Agreement by adding a new Section 22(i), which shall provide as follows:

          (i)  Endorsements of Promissory Notes.
     The use of the terms "without recourse" in any endorsement by GMB of any promissory note relating to any Loan transferred hereunder is not intended to have and shall not have any effect on the enforceability, validity or interpretation of any provision hereof, the respective rights of the parties provided herein or the performance of the parties of their respective duties and obligations hereunder.

     5.   Pursuant to Section 22(g) of the Branch
Purchase Agreement, each of the Company and ALBANK hereby agrees to supplement the Branch Purchase
Agreement by adding a new Section 22(j), which shall provide as follows:

     (j)  Overdrawn Deposits.

          (i)  Notwithstanding any provision in this
Agreement to the contrary, specifically including subsection
(iv) of the definition of "Deposit Liabilities" contained in
Section I of the Agreement, the Deposit Liabilities as of the Closing shall be understood to include the dollar amounts of all deposit accounts of GMB that have negative balances as of the Pre-closing Close of Business ("Overdrawn Deposits"), subject to the other terms and conditions set forth herein below.

          (ii) The aggregate amount of such
Overdrawn Deposits as of the Pre-closing Close of Business shall be offset against the aggregate amount of all other Deposit Liabilities for purposes of calculating the Premium Amount as defined in Section 5(a)(i)(F) of the Agreement and for purposes of calculating the Deposit Liabilities Amount as defined in Section 5(a)(ii) of the Agreement.

         (iii) All representations, warranties, covenants and agreements of the Company contained in this Agreement shall remain in full force and effect to the extent that the same may relate to the Overdrawn Deposits or to the books and records maintained by the Company with respect thereto, except insofar as any such representations, warranties, covenants and agreements may indicate, by express terms or by implication, that such Overdrawn Deposits will not be permitted to exist, do not exist, or should not exist, as of any time before, on or after the Closing Date, consistent with the laws, rules, regulations or internal policies to which the Company may be subject.

          (iv) The Company and ALBANK agree
that, insofar as any portion of the aggregate amount of Overdrawn Deposits as of the Pre-closing Close of Business shall remain outstanding and shall not have been repaid or reimbursed to ALBANK, as conclusively demonstrated by the books and records of ALBANK, as of the close of business on the fifth Business Day following the Closing Date, the Company shall thereon or as soon as possible thereafter pay to ALBANK an amount equal to such unpaid or unreimbursed amount (the "Overdrawn Deposits Refund"), plus interest on such amount at the Overnight (uncollateralized) Federal Funds Rate from the Closing Date to the date of payment, in immediately available funds; provided, however, that in the event of any such payment by the Company to ALBANK of the Overdrawn Deposits Refund as hereinabove provided, ALBANK agrees that any portion of such amount as may thereafter be received by it from the respective accountholders on such Overdrawn Deposits prior to the 90th day after the date of payment by the Company to ALBANK of the Overdrawn Deposits Refund shall in turn be remitted by ALBANK to the Company in a timely fashion.

     6. The execution, delivery and effectiveness of this Amendment shall not operate as an amendment to or modification of any provision of the Branch Purchase
Agreement except as expressly provided herein.

     7. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     8. This Amendment is made and entered into in the State of New York, and to the extent that federal law does not control, the laws of that state shall govern the validity and interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.


                            ARROW FINANCIAL CORPORATION


ATTEST:                     By: /s/ Michael F. Massiano
                                    Chairman

/s/ Gerard R. Bilodeau
Senior Vice President
& Secretary

                            ARROW VERMONT CORPORATION


ATTEST:                     By: /s/ Michael F. Massiano
                                    Chairman

/s/ Gerard R. Bilodeau
Senior Vice President
& Secretary

                            GREEN MOUNTAIN BANK

ATTEST:                     By: /s/ John J. Murphy
                                    Treasurer

/s/ Gerard R. Bilodeau
Senior Vice President
& Secretary

                            ALBANK, FSB,

ATTEST:                     By: /s/ Herbert G. Chorbajian
                                    Chairman, President &
                                    Chief Executive Officer
/s/ Freling H. Smith
Senior Vice President/
General Counsel